Consent of Independent Auditors
                        -------------------------------


The Board of Trustees of Liberty Variable Investment Trust and
Shareholders of SoGen Variable Overseas Fund:

We consent to the use of our report dated February 13, 1998, for SoGen Variable Overseas Fund incorporated by reference herein and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information.



/s/ KPMG Peat Marwick LLP

Boston, Massachusetts
January 13, 1999